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                                                                   EXHIBIT 10.21

                     REAFFIRMATION OF LIMITED FRAUD GUARANTY

February 18, 2004

Textron Financial Corporation
1180 Welsh Road, Suite 280
North Wales, PA 19454

Ladies and Gentlemen:

I acknowledge that I executed a Limited Fraud Guaranty for obligations of the I-SECTOR CORPORATION, STRATASOFT, INC, INTERNETWORK EXPERTS, INC., ISECOLDSUB, INC., and VALERENT INC. to Textron Financial Corporation ("TEXTRON), dated January 30, 2004.

In consideration for TEXTRON approving a continuation in the credit facility of $15,000,000 and intending to be legally bound, I hereby reaffirm my joint and several, direct and indirect Limited Fraud Guaranty to TEXTRON for all obligations of the I-SECTOR CORPORATION, STRATASOFT, INC, INTERNETWORK EXPERTS, INC., ISECOLDSUB, INC., and VALERENT INC. to TEXTRON.

This letter does not reduce or limit in any way my obligations to TEXTRON under our Limited Fraud Guaranty and this letter does not change any other terms or conditions of the said Limited Fraud Guaranty.

This letter shall be governed by the laws of the State of Rhode Island. Any dispute between the parties concerning the terms or provisions of this Reaffirmation of Individual Guaranty shall be brought in the jurisdiction of the courts of the State of Rhode Island in the event of any such dispute.

I waive a trial by jury in any action concerning this Reaffirmation of Limited Fraud Guaranty or the subject matter thereof.


/s/ James H. Long                            /s/ Patricia L. Winstead
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                                             Attest

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                                             Attest